                                                                     Exhibit 4.2


===============================================================================


                                    INDENTURE

                            Dated as of July 10, 1997


                                      Among


                     CAMBRIDGE INDUSTRIES, INC., as Issuer,


                       each of the Guarantors named herein


                                       and


                 STATE STREET BANK AND TRUST COMPANY, as Trustee


                               ------------------

                               up to $130,000,000

              10 1/4% Senior Subordinated Notes due 2007, Series A 10 1/4% Senior Subordinated Notes due 2007, Series B



===============================================================================

                              CROSS-REFERENCE TABLE
                              ---------------------


  TIA                                                            Indenture
Section                                                           Section
-------                                                           --------
310(a)(1).............................................            7.10
   (a)(2).............................................            7.10
   (a)(3).............................................            N.A.
   (a)(4).............................................            N.A.
   (a)(5).............................................            7.08; 7.10
   (b)................................................            7.08; 7.10; 13.02
   (c)................................................            N.A.
311(a)................................................            7.11
   (b)................................................            7.11
   (c)................................................            N.A.
312(a)................................................            2.05
   (b)................................................            13.04
   (c)................................................            13.04
313(a)................................................            7.06
   (b)(1).............................................            N.A.
   (b)(2).............................................            7.06
   (c)................................................            7.06; 13.02
   (d)................................................            7.06
314(a)................................................            4.06; 4.08; 13.02
   (b)................................................            N.A.
   (c)(1).............................................            13.05
   (c)(2).............................................            13.05
   (c)(3).............................................            N.A.
   (d)................................................            N.A.
   (e)................................................            13.06
   (f)................................................            N.A.
315(a)................................................            7.01(b)
   (b)................................................            7.05; 13.02
   (c)................................................            7.01(a)
   (d)................................................            7.01(c)
   (e)................................................            6.11
316(a)(last sentence).................................            2.09
   (a)(1)(A)..........................................            6.05
   (a)(1)(B)..........................................            6.04
   (a)(2).............................................            N.A.
   (b)................................................            6.07
317(a)(1).............................................            6.08
   (a)(2).............................................            6.09
   (b)................................................            2.04
318(a)................................................            13.01
   (c)................................................            13.01

--------------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                                        Page
                                                                                        ----

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions...................................................................1
SECTION 1.02. Incorporation by Reference of TIA............................................37
SECTION 1.03. Rules of Construction........................................................37

                                   ARTICLE TW

                                    THE NOTES

SECTION 2.01. Form and Dating..............................................................38
SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.....................39
SECTION 2.03. Registrar and Paying Agent...................................................40
SECTION 2.04. Paying Agent To Hold Assets in Trust.........................................41
SECTION 2.05. Holder Lists.................................................................41
SECTION 2.06. Transfer and Exchange........................................................42
SECTION 2.07. Replacement Notes............................................................42
SECTION 2.08. Outstanding Notes............................................................43
SECTION 2.09. Treasury Notes...............................................................43
SECTION 2.10. Temporary Notes..............................................................44
SECTION 2.11. Cancellation.................................................................44
SECTION 2.12. Defaulted Interest...........................................................44
SECTION 2.13. CUSIP Numbers................................................................45
SECTION 2.14. Deposit of Moneys............................................................45
SECTION 2.15. Book-Entry Provisions for Global Notes.......................................46
SECTION 2.16. Special Transfer Provisions..................................................47

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01. Notices to Trustee...........................................................50
SECTION 3.02. Selection of Notes To Be Redeemed............................................51
SECTION 3.03. Notice of Redemption.........................................................51
SECTION 3.04. Effect of Notice of Redemption...............................................52
SECTION 3.05. Deposit of Redemption Price..................................................53
SECTION 3.06. Notes Redeemed in Part.......................................................53


                                                                                                            Page
                                                                                                            ----
                                 ARTICLE FOUR

                                   COVENANTS
SECTION 4.01. Payment of Notes...............................................................................53
SECTION 4.02. Maintenance of Office or Agency................................................................54
SECTION 4.03. Corporate Existence............................................................................54
SECTION 4.04. Payment of Taxes and Other Claims..............................................................54
SECTION 4.05. Maintenance of Properties and Insurance........................................................55
SECTION 4.06. Compliance Certificate; Notice of Default......................................................55
SECTION 4.07. Compliance with Laws...........................................................................56
SECTION 4.08. Reports to Holders.............................................................................57
SECTION 4.09. Waiver of Stay, Extension or Usury Laws........................................................57
SECTION 4.10. Limitation on Restricted Payments..............................................................58
SECTION 4.11. Limitations on Transactions with Affiliates....................................................60
SECTION 4.12. Limitation on Additional Indebtedness and Issuance of Preferred Stock..........................62
SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries........63
SECTION 4.14. Change of Control..............................................................................64
SECTION 4.15. Limitation on Asset Sales......................................................................66
SECTION 4.16. Prohibition on Incurrence of Senior Subordinated Debt..........................................70
SECTION 4.17. Limitation on Liens............................................................................71
SECTION 4.18. Conduct of Business............................................................................71
SECTION 4.19. Limitation on Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries.....71
SECTION 4.20. Guarantee of the Notes.........................................................................72

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets.......................................................73
SECTION 5.02. Successor Corporation Substituted..............................................................75

                                                                                                   Page
                                                                                                   ----
                                   ARTICLE SIX

                              DEFAULT AND REMEDIES
SECTION 6.01. Events of Default.....................................................................75
SECTION 6.02. Acceleration..........................................................................77
SECTION 6.03. Other Remedies........................................................................78
SECTION 6.04. Waiver of Past Defaults...............................................................79
SECTION 6.05. Control by Majority...................................................................79
SECTION 6.06. Limitation on Suits...................................................................79
SECTION 6.07. Rights of Holders To Receive Payment..................................................80
SECTION 6.08. Collection Suit by Trustee............................................................80
SECTION 6.09. Trustee May File Proofs of Claim......................................................80
SECTION 6.10. Priorities............................................................................81
SECTION 6.11. Undertaking for Costs.................................................................82

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.....................................................................82
SECTION 7.02. Rights of Trustee.....................................................................84
SECTION 7.03. Individual Rights of Trustee..........................................................85
SECTION 7.04. Trustee's Disclaimer..................................................................85
SECTION 7.05. Notice of Default.....................................................................85
SECTION 7.06. Reports by Trustee to Holders.........................................................86
SECTION 7.07. Compensation and Indemnity............................................................86
SECTION 7.08. Replacement of Trustee................................................................88
SECTION 7.09. Successor Trustee by Merger, Etc......................................................89
SECTION 7.10. Eligibility; Disqualification.........................................................89
SECTION 7.11. Preferential Collection of Claims Against the Company.................................89

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Company's Obligations..............................................90
SECTION 8.02. Legal Defeasance and Covenant Defeasance..............................................91
SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.................................93
SECTION 8.04. Application of Trust Money............................................................94
SECTION 8.05. Repayment to the Company..............................................................95

                                                                                                                  Page
                                                                                                                  ----

SECTION 8.06. Reinstatement..........................................................................................96

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.............................................................................96
SECTION 9.02. With Consent of Holders................................................................................97
SECTION 9.03. Compliance with TIA....................................................................................99
SECTION 9.04. Revocation and Effect of Consents......................................................................99
SECTION 9.05. Notation on or Exchange of Notes......................................................................100
SECTION 9.06. Trustee To Sign Amendments, Etc.......................................................................100

                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01. Notes Subordinated to Senior Debt....................................................................100
SECTION 10.02. No Payment on Notes in Certain Circumstances ........................................................101
SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc.  ....................................................102
SECTION 10.04. Payments May Be Paid Prior to Dissolution............................................................104
SECTION 10.05. Subrogation..........................................................................................105
SECTION 10.06. Obligations of the Company Unconditional.............................................................105
SECTION 10.07. Notice to Trustee....................................................................................105
SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating Agent.......................................106
SECTION 10.09. Trustee's Relation to Senior Debt....................................................................106
SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt......107
SECTION 10.11. Noteholders Authorize Trustee To Effectuate Subordination of Notes...................................108
SECTION 10.12. This Article Ten Not To Prevent Events of Default....................................................108
SECTION 10.13. Trustee's Compensation Not Prejudiced................................................................108


                                                                                                            Page
                                                                                                            ----

                                 ARTICLE ELEVEN

                                    GUARANTEE
SECTION 11.01. Unconditional Guarantee......................................................................109
SECTION 11.02. Subordination of Guarantee...................................................................110
SECTION 11.03. Severability.................................................................................110
SECTION 11.04. Release of a Guarantor.......................................................................110
SECTION 11.05. Limitation of Guarantor's Liability..........................................................111
SECTION 11.06. Guarantors May Consolidate, etc., on Certain Terms...........................................111
SECTION 11.07. Contribution.................................................................................112
SECTION 11.08. Waiver of Subrogation........................................................................113
SECTION 11.09. Execution of Guarantee.......................................................................114
SECTION 11.10. Waiver of Stay, Extension or Usury Laws......................................................114


                                 ARTICLE TWELVE

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

SECTION 12.01. Guarantee Obligations Subordinated to Guarantor Senior Debt..................................115
SECTION 12.02. No Payment on Notes in Certain Circumstances.................................................115
SECTION 12.03. Payment Over of Proceeds upon Dissolution, Etc...............................................117
SECTION 12.04. Payments May Be Paid Prior to Dissolution....................................................119
SECTION 12.05. Subrogation..................................................................................119
SECTION 12.06. Obligations of the Guarantors Unconditional..................................................120
SECTION 12.07. Notice to Trustee............................................................................120
SECTION 12.08. Reliance on Judicial Order or Certificate of Liquidating Agent...............................121
SECTION 12.09. Trustee's Relation to Guarantor Senior Debt..................................................121
SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or
               Holders of Guarantor Senior Debt.............................................................122
SECTION 12.11. Noteholders Authorize Trustee To Effectuate Subordination of Guarantee Obligations...........122
SECTION 12.12. This Article Twelve Not To Prevent Events of Default.........................................123


                                                                                                           Page
                                                                                                           ----
SECTION 12.13. Trustee's Compensation Not Prejudiced........................................................123

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01. TIA Controls.................................................................................123
SECTION 13.02. Notices......................................................................................124
SECTION 13.03. Communications by Holders with Other Holders.................................................125
SECTION 13.04. Certificate and Opinion as to Conditions Precedent...........................................125
SECTION 13.05. Statements Required in Certificate or Opinion................................................125
SECTION 13.06. Rules by Trustee, Paying Agent, Registrar....................................................126
SECTION 13.07. Legal Holidays...............................................................................126
SECTION 13.08. Governing Law................................................................................126
SECTION 13.09. No Adverse Interpretation of Other Agreements................................................127
SECTION 13.10. No Recourse Against Others...................................................................127
SECTION 13.11. Successors...................................................................................127
SECTION 13.12. Duplicate Originals..........................................................................127
SECTION 13.13. Severability.................................................................................127
SECTION 13.14. Independence of Covenants....................................................................127

SIGNATURES.....................................................................................................

Exhibit A             -      Form of Series A Note
Exhibit B             -      Form of Series B Note
Exhibit C             -      Form of Legend for Global Notes
Exhibit D             -      Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit E             -      Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit F             -      Form of Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

           INDENTURE, dated as of July 10, 1997, among CAMBRIDGE INDUSTRIES, INC., a Delaware corporation (the "Company"), each of the Guarantors named herein, as guarantors, and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee").

           The Company has duly authorized the creation of an issue of 10 1/4% Senior Subordinated Notes due 2007, Series A, and 10 1/4% Senior Subordinated Notes due 2007, Series B, to be issued in exchange for the 10 1/4% Senior Subordinated Notes due 2007, Series A, pursuant to a registration rights agreement and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company, have been done.

           Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10 1/4% Senior Subordinated Notes due 2007, Series A and Series B:


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.   Definitions.
                -----------

           "Acceleration Notice" has the meaning provided in Section 6.02.

           "Acquired Indebtedness" of any Person means Indebtedness of another Person and any of its Subsidiaries existing at the time such other Person becomes a Subsidiary of the referent Person or at the time it merges or consolidates with the referent Person or any of the referent Person's Subsidiaries or assumed by the referent Person or any Subsidiary of the referent Person in connection with the acquisition of assets from such other Person and in each case not incurred by the referent Person or any Subsidiary of the referent Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of the referent Person or such acquisition, merger or consolidation.

           "Additional Interest" has the meaning provided in the Registration Rights Agreement.

           "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, and the terms "controlling" and "controlled" have meanings correlative of the foregoing; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, no Person (other than the Company or any Restricted Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Restricted Subsidiaries solely by reason of such Investment.

           "Affiliate Transaction" has the meaning provided in Section 4.11.

           "Agent" means any Registrar, Paying Agent or Co-Registrar.

           "Agent Bank" means: Bankers Trust Company or any successor as agent under the Credit Agreement.

           "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

           "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

           "Asset Sale" means (i) the sale, lease (other than pursuant to operating leases of real or personal property entered into in the ordinary course of business), conveyance or other disposition (collectively, "dispositions") of any assets

(including by way of a Sale/Leaseback Transaction) other than dispositions of inventory in the ordinary course of business; (ii) the issuance by any Restricted Subsidiary of Equity Interests of such Restricted Subsidiary; and
(iii) the disposition by the Company, in the case of either clause (i), (ii) or
(iii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1,000,000 or (b) for net proceeds in excess of $1,000,000. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) a disposition of assets by the Company or a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary;
(ii) an issuance of (a) Equity Interests by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary, (b) Preferred Stock issued in accordance with the Fixed Charge Coverage Ratio under Section 4.12 or (c) Permitted Subsidiary Preferred Stock; (iii) a disposition consisting of a Permitted Investment or Restricted Payment permitted by Section 4.10; (iv) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole permitted by the covenant described above under Section 5.01; (v) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(vi) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; (vii) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP; (viii) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction; and (ix) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof. For the purposes of clause (viii), notes received in exchange for the transfer of accounts receivable and related assets shall be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction.

           "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the rate of interest borne by the Notes) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

           "Bain" means Bain Capital, Inc., a Delaware corporation.

           "Bain Funds" means Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., Bain Capital V Mezzanine Fund, L.P., Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., BCIP Associates, and BCIP Trust Associates, L.P.

           "Bankruptcy Law" means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

           "Blockage Period" has the meaning provided in Section 10.02.

           "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

           "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

           "Borrowing Base" means the sum of (i) 85% of the net book value (after allowance for doubtful accounts) of accounts receivable of the Company and the Guarantors arising in the ordinary course of business from the sale of products sold by the Company and the Guarantors or the provision of services by the Company and the Guarantors and (ii) 65% of the net book value (after appropriate write-downs of obsolescence, quality problems and the like) of inventories of the Company and the Guarantors held in the ordinary course of business, in each case on a consolidated basis with Restricted Subsidiaries in accordance with generally accepted accounting principles.

           "Business Day" means a day that is not a Legal Holiday.

           "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

           "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

           "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v).

           "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Holdings or the Company to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principals or their Related Parties; (ii) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Company; (iii) any Person or group (as defined above), other than the Principals or their Related Parties, is or becomes the "beneficial owner" (as defined in Rules 13d-2 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the Voting Stock of the Company, including by way of merger, consolidation or otherwise; provided that the Principals or their Related Parties "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person (for the purposes of this clause); (iii) any Person shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation"), if such Person "beneficially owns" (with respect to any Person or group other than the Principals or their Related Parties, as defined in clause (iii) above or, with respect to the Principals or their Related Parties, as defined in the provision to clause (iii) above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent corporation); and (iv) the first day on which a majority of the members of the Board of Directors of Holdings or the Company are not Continuing Directors.

           "Change of Control Offer" has the meaning provided in Section 4.14.

           "Change of Control Payment Date" has the meaning provided in
Section 4.14.

           "Commission" or "SEC" means the Securities and Exchange Commission.

           "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Subsidiary designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.

           "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

           "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor and also includes for the purposes of any provision contained herein and required by the TIA any other obligor on the Notes.

           "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period, to the extent such amount was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles and amortization of deferred compensation in respect of non-cash compensation but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period, to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

           "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges.

           "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate consolidated interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued, of such Person and its Restricted Subsidiaries for such period (including: (i) amortization of original issue discount and non-cash interest payments and accruals; (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method; and (iii) the interest component of any payments associated with Capitalized Lease Obligations and net payments (if any) pursuant to Hedging Obligations, in each case, to the extent attributable to such period, but excluding (x) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing and (y) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person) determined in accordance with GAAP. Consolidated Interest Expense of the Company shall not include any prepayment premiums or amortization of original issue discount or deferred financing costs, to the extent such amounts are incurred as a result of the prepayment on the date of this Indenture of any Indebtedness of the Company with the proceeds of the Notes.

           "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or cash distributions paid to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor or Foreign Subsidiary or both; (ii) the Net Income of any Person that is a Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary that is a Guarantor or Foreign Subsidiary or both) shall be included only to the extent of the amount of cash dividends or cash distributions paid to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Guarantor; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iv) all extraordinary gains and extraordinary losses and any unusual or non-recurring charges recorded or accrued in connection with the issuance of the Notes (including without limitation the amounts described in the last sentence of the definition of Consolidated Interest Expense) shall be excluded;
(v) the cumulative effect of a change in accounting principles shall be excluded;

and (vi) gains from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP shall be excluded.

           "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

           "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate (A) depreciation, (B) amortization and (C) other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding for purposes of clause (C) any such charges which require an accrual of or a reserve for cash charges for any future period).

           "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company, who: (i) was a member of such Board of Directors on the date of this Indenture; (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or (iii) was nominated for election or elected to such Board of Directors by one or more of the Principals.

           "Credit Agreement" means that certain Credit Agreement dated as of July 10, 1997, among the Company, Holdings, the lenders party thereto from time to time in their capacities as lenders thereunder and Bankers Trust Company, as agent (and any successor agent thereunder), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, refunding or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

           "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries in the ordinary course of business against fluctuation in the values of the currencies of the countries (other than the United States) in which the Company or its Restricted Subsidiaries conduct business.

           "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

           "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

           "Default Notice" has the meaning provided in Section 10.02.

           "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

           "Designated Senior Debt" means (a) with respect to the Company, (i) the Obligations of the Company with respect to the Senior Bank Debt and (ii) any other Senior Debt of the Company permitted under this Indenture the principal amount of which at original issuance is $25.0 million or more and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company and (b) with respect to any Guarantor,
(i) the Obligations of such Guarantor with respect to the Senior Bank Debt and
(ii) any other Senior Debt of such Guarantor permitted under this Indenture the principal amount of which at original issuance is $25.0 million or more and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

           "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same upon compliance by the Company with the provisions of Article Eight, except (i) the rights of the Holders of Notes to receive, from the trust fund described in Article Eight, payment of the principal of and the interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Sections 2.03 through 2.07, 7.07 and
7.08 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

           "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof (other than as a result of a Change of Control), in whole or in part, on or prior to July 15, 2007.

           "Eagle-Picher Acquisition" means the acquisition of all or substantially all of the assets of the Plastics Division of Eagle-Picher Industries, Inc. pursuant to a purchase and sale agreement.

           "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

           "Equity Offering" has the meaning provided in paragraph 5 of the Notes.

           "Event of Default" has the meaning provided in Section 6.01.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Notes" means the 10 1/4% Senior Subordinated Notes due 2007, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

           "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

           "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than the Senior Bank Debt) in existence on the date of this Indenture, until such amounts are repaid.

           "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

           "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or if the Company or any of its Subsidiaries issues or redeems any preferred stock, in each case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Transaction Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions (including all mergers and consolidations), dispositions and discontinuance of operations that have been made by the Company or any of its Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Transaction Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions and discontinuance of operations had occurred on the first day of the four-quarter reference period; provided, however, that Fixed Charges shall be reduced by amounts attributable to operations that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Company's Fixed Charges subsequent to the Transaction Date.

           "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) Consolidated Interest Expense, (b) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing, (c) any interest expense on Indebtedness of another Person that is guaranteed by such Person or secured by a Lien on assets of such Person, and (d) the product of

(i) all cash dividend payments (and non-cash dividend payments in the case of a Subsidiary of such Person) on any series of preferred stock of such Person or any Subsidiary of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

           "Foreign Restricted Subsidiary" means any Restricted Subsidiary organized under the laws of a country or jurisdiction other than the United States, any state or territory thereof or the District of Columbia.

           "Foreign Subsidiary" means any subsidiary organized and incorporated in a jurisdiction outside of the United States.

           "Funds" means the aggregate amount of U.S. Legal Tender and/or U.S. Government Obligations deposited with the Trustee pursuant to Article Eight.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the deduction or amortization of any premiums, fees, and expenses incurred in connection with the Eagle-Picher Acquisition, the Goodyear-Jackson Acquisition and related financings or any other permitted incurrence of Indebtedness or Refinancing Indebtedness and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory, fixed assets and in-process research and development, in each case arising in connection with the Eagle-Picher Acquisition and the Goodyear-Jackson Acquisition) and 17 (including non-cash charges relating to intangibles and goodwill arising in connection with the Eagle-Picher Acquisition and the Goodyear-Jackson Acquisition).

           "Global Notes" means one or more IAI Global Notes, Regulation S Global Notes and 144A Global Notes.

           "Goodyear-Jackson Acquisition" means the acquisition by the Company of the engineered composites business of The Goodyear Tire and Rubber Company pursuant to a purchase and sale agreement.

           "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

           "Guarantor" means: (i) CE Automotive Trim Systems, Inc.; and (ii) each of the Company's Restricted Subsidiaries located in the U.S. that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

           "Guarantor Senior Debt" means with respect to any Guarantor, the principal of, premium, if any, and interest (including any Post-Petition Interest) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of a Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and

(z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) Indebtedness incurred in violation of Section 4.12 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture), (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

           "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

           "Holder" means the Person in whose name a Note is registered on the Registrar's books.

           "Holdings" means Cambridge Industries Holdings, Inc., a Delaware corporation.

           "Holdings Services Agreement" means the Services Agreement between Holdings and the Company as in effect on the Issue Date.

           "IAI Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold to Institutional Accredited Investors.

           "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

           "Indebtedness" means with respect to any Person, without duplication:
(i) all Obligations of such Person for borrowed money; (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(iii) all Capitalized Lease Obligations of such Person; (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business); (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (vi) all Guarantees of such Person; (vii) Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (viii) all Indebtedness of others secured by any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien; and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

           "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

           "Industrial Revenue Obligations" means any debt obligation issued by a state or local government or governmental authority to finance plants, equipment or facilities that are made subject to a lease, or other transaction which provides the credit support for such debt obligation, with the Company or any Wholly Owned Restricted Subsidiary that is a Guarantor or a Foreign Subsidiary or both.

           "Initial Notes" means the 10 1/4% Senior Subordinated Notes due 2007, Series A, of the Company.

           "Initial Purchaser" means BT Securities Corporation.

           "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

           "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

           "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

           "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel, salary and other advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of Section 4.10, (i) "Investment" in a Subsidiary shall include the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the fair market value (as determined in good faith by the Board of Directors) of such

Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a
            --------
Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the fair market value (as determined in good faith by the Board of Directors) of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Issue Date" means July 10, 1997.

          "Legal Holiday" has the meaning provided in Section 13.07.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Maturity Date" means July 15, 2007.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and
(2) after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements) and (c) appropriate amounts to be provided by the Com-pany as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and the repayment of Indebtedness secured by a Lien on the asset or assets subject to the Asset Sale.

           "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (b) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, (c) any one time charges relating to the GenCorp Acquisition including, without limitation, any one-time charges relating to integration costs and adjustments resulting in the write-up of inventory above cost, and (d) any write-off of deferred financing fees or the incurrence of prepayment penalties or premiums relating to the GenCorp Acquisition.

           "Net Proceeds Offer" has the meaning provided in Section 4.15.

           "Net Proceeds Offer Amount" has the meaning provided in Section 4.15.

           "Net Proceeds Offer Payment Date" has the meaning provided in
Section 4.15.

           "Net Proceeds Offer Trigger Date" has the meaning provided in
Section 4.15.

           "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

           "Notes" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities under this Indenture.

           "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

           "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

           "144A Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

           "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.05 and 13.06, as they relate to the giving of an Opinion of Counsel, and delivered to the Trustee.

           "Paying Agent" has the meaning provided in Section 2.03, except that, during the continuance of a Default or Event of Default and for the purposes of Articles Three and Eight and Sections 4.14 and 4.15, the Paying Agent shall not be the Company or any Affiliate of the Company.

           "Permitted Business" means a business in which the Company and its Subsidiaries was engaged on the date of this Indenture or a business that is directly related or incidental thereto, including, without limitation, the automotive component manufacturing business.

           "Permitted Indebtedness" means without duplication each of the following:

           (i) Existing Indebtedness (including Indebtedness of the Company and its Restricted Subsidiaries under the Notes issued on the Issue Date) outstanding on the date of this Indenture;

            (ii) Indebtedness of the Company or any of its Restricted Subsidiaries that are Guarantors or Foreign Subsidiaries or both incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $280.0 million or (b) the Borrowing Base at such time; provided, however that the aggregate principal amount of Indebtedness under clauses (a) and (b) shall be reduced dollar for dollar for any Indebtedness outstanding under clause (viii) below and to the extent Net Cash Proceeds relating to an Asset Sale is used to prepay Indebtedness under this clause (ii) in accordance with the provisions described under Section 4.15; provided, further that the aggregate principal amount of Indebtedness under clause (b) shall be reduced dollar for dollar for any Indebtedness outstanding under clause (viii) below only to the extent that the receivables transferred by the Company or any of its Restricted Subsidiaries pursuant to the Qualified Receivables Transaction giving rise to the Indebtedness incurred under clause (viii) below are included in the Borrowing Base;

           (iii) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

            (iv) Hedging Obligations that are incurred by the Company or any of its Restricted Subsidiaries that are Guarantors or Foreign Subsidiaries or both for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding;

             (v) Intercompany Indebtedness incurred by the Company or any of its Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries that are Guarantors or Foreign Subsidiaries or both, in each case subject to no Lien (other than Liens securing the Credit Agreement) held by a Person other than the Company or a Restricted Subsidiary or a Guarantor or a Foreign Subsidiary or the holders of Senior Debt; provided
                                                                      --------
     that if as of any date any Person other than the Company or a Restricted Subsidiary or a Guarantor or a Foreign Subsidiary or the holders of Senior Debt owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness;

             (vi) Indebtedness of the Company or any of its Restricted Subsidiaries that are Guarantors or Foreign Subsidiaries or both attributable to any Currency Agreement or Commodity Agreement; provided, however, that such agreements are entered into to protect the Company from fluctuations in the prices of currency exchange rates and commodities, respectively;

            (vii) Acquired Indebtedness incurred pursuant to this clause (vii) by the Company or any of its Restricted Subsidiaries that are Guarantors or Foreign Subsidiaries or both, which does not exceed $15,000,000 at any time outstanding;

           (viii) The incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any Restricted Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause (viii) shall reduce the aggregate amount permitted to be incurred under clause (ii) above to the extent set forth therein;

             (ix) Guarantees by the Company's Restricted Subsidiaries of Indebtedness permitted to be incurred under this Indenture; provided that such Restricted Subsidiary complies with Section 4.20;

              (x) Additional Indebtedness of the Company or any of its Restricted Subsidiaries that are Guarantors or Foreign Subsidiaries or both incurred pursuant to this clause (x), which together with the aggregate liquidation value of outstanding Permitted Subsidiary Preferred Stock, does not exceed $20,000,000 at any time outstanding (which amount may be, but need not be, incurred in whole or in part under the Credit Agreement);

            (xi) The incurrence by the Company or any of its Restricted Subsidiaries that are Guarantors or Foreign Subsidiaries or both of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness permitted to be incurred or remain outstanding under this Indenture in whole or in part; provided, however, that (1) the principal amount of such Refinancing
           --------  -------
     Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

(2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Notes or any Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) if the
Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Indebtedness of the Company or a Guarantor, the Refinancing Indebtedness shall be incurred by the Company or a Guarantor (any such extension, refinancing, renewal, replacement, defeasance or refunding being referred to as "Refinancing Indebtedness"); provided, further, that the foregoing clauses (1),
                             --------  -------
(2) and (3) shall not apply with respect to the Indebtedness under clause (ii) above or, to the extent incurred under the Credit Agreement, Indebtedness under clauses (vii) and (x) above so long as the aggregate principal amount of such Refinancing Indebtedness does not exceed the amount of Indebtedness permitted under such clauses (ii), (vii) and (x);

        (xii) Indebtedness (including Capitalized Lease Obligations, Industrial Revenue Obligations or Purchase Money Obligations) incurred by the Company or any of its Restricted Subsidiaries or Permitted Subsidiary Preferred Stock to finance the purchase, lease or improvement of property (real or personal) or a business or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets or any Indebtedness or Permitted Subsidiary Preferred Stock issued to a seller to finance the purchase of property, a business or equipment in connection therewith) in an aggregate principal amount not to exceed the greater of $10,000,000 at any one time outstanding or 5% of Total Assets at the time of any incurrence thereof (including any Refinancing Indebtedness with respect thereto) (which amount may, but need not, be incurred in whole or in part under Credit Agreement); and

        (xiii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition.

           "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such
Investment: (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor or (ii) such Person is consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (d) Investments existing on the date of this Indenture; (e) Investments in any Foreign Subsidiary in an aggregate amount not to exceed $10,000,000 at any time outstanding; (f) any Investment in Voplex Canada Inc. in an amount not to exceed $1,000,000; (g) any Investment by the Company or a Wholly Owned Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that the foregoing
                                                     --------
Investment is in the form of a note that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction; (h) loans and advances to employees and officers of the Company and its Restricted Subsidiaries not in excess of $3,000,000 at any one time outstanding; (i) accounts receivable created or acquired in the ordinary course of business; (j) Hedging Obligations, Currency Agreements and Commodity Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (k) Investments in Unrestricted Subsidiaries in an amount at any one time outstanding not to exceed $5,000,000; (l) Guarantees (A) by the Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company under this Indenture or (B) permitted by Section 4.20; (m) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.15; (n) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (o) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (o) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (p) Investments the payment for which consists exclusively of Qualified Capital Stock of the Company.

           "Permitted Liens" means

                   (i)   Liens in favor of the Company;

                  (ii) Liens securing Senior Debt of the Company or of any Guarantor that was permitted to be incurred pursuant to this Indenture;

                 (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior
                                --------
     to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;

                  (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such
                                                              --------
     Liens were in existence prior to the contemplation of such acquisition;

                   (v) Liens to secure surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (vi)   Liens existing on the date of this Indenture;

                 (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                (viii) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

                  (ix) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Company or impair the use of such property in the operation of the Company's business;

                   (x) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default;

                  (xi) Liens to secure the payment of all or a part of the purchase price of property or assets acquired or constructed in the ordinary course of business on or after the date of this Indenture, provided that (a) such property or assets are used in the same or similar line of business as the Company was engaged in on the date of this Indenture, (b) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien shall not exceed the lesser of the cost or fair market value of the assets or property (or portions thereof) so acquired or constructed, (c) each such Lien shall encumber only the assets or property (or portions thereof) so acquired or constructed and shall attach to such property within 180 days of the purchase or construction thereof and (d) any Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.12;

                 (xii) Liens of landlords or of mortgagees of landlords arising by operation of law; provided that the rentals payments secured
                                  --------
     thereby are not yet due and payable;

                (xiii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;

                 (xiv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (xv) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

                 (xvi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

                (xvii) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

               (xviii)   any interest or title of a lessor in property subject
     to any capital lease obligation or operating lease;

                 (xix) any interest or title of a lessor in property subject to any capital lease obligation or operating lease;

                  (xx) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

                 (xxi)   Liens securing Indebtedness under Currency Agreements;

                (xxii) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

               (xxiii)   leases or subleases granted to others that do not
     materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

                (xxiv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; and

                 (xxv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods.

           "Permitted Subsidiary Preferred Stock" means any series of Preferred Stock of a domestic or foreign Restricted Subsidiary of the Company or Wholly Owned Restricted Subsidiary that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which is issued pursuant to clauses (x) and (xii) of the definition of Permitted Indebtedness.

           "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

           "Physical Notes" shall have the meaning provided in Section 2.01.

           "Post-Petition Interest" means any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law.

           "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

           "Principals" means Bain, the Bain Funds and Richard S. Crawford.

           "Private Exchange Notes" shall have the meaning provided in the Registration Rights Agreement.

           "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth on Exhibit A.
                                           ---------

           "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its independent certified public accountants.

           "Purchase Money Obligations" of any Person means any obligations of such Person or any of its subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such person or any of its subsidiaries within 180 days of such incurrence or assumption.

           "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

           "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities act.

           "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and
(ii) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

           "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of the Company of merchandise or services, and monies due thereunder, security in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies re lated thereto, any other proceeds related thereto, and any other related rights.

           "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

           "Redemption Date" means, with respect to any Notes, the Maturity Date of such Note or the earlier date on which such Note is to be redeemed by the Company pursuant to paragraph 5 of the Notes.

           "Redemption Price" has the meaning provided in Section 3.03.

           "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

           "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 (other than pursuant to clause (ii), (iii), (iv), (v), (vi),
(vii), (viii), (ix), (xi), (xii) or (xiii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such Refinancing), except to the extent that any such increase in Indebtedness is otherwise permitted by this Indenture, or
(2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness
                               --------  -------
being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) if such Indebtedness being refinanced is subordinated or junior to the Guarantee of such Guarantor, then such Refinancing Indebtedness shall be subordinate to the Guarantee of such Guarantor at least to the same extent and in the same manner as the Indebtedness being refinanced.

           "Registrar" has the meaning provided in Section 2.03.

           "Registration Rights Agreement" means the exchange and registration rights agreement dated the Issue Date between the Company, the Guarantors and the Initial Purchaser.

           "Regulation S" means Regulation S under the Securities Act.

           "Regulation S Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

           "Related Party" with respect to any Principal means (i) any controlling stockholder, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or
(ii) (a) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding 80% or more of the Voting Stock of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i) or (b) any partnership the sole general partner of which is a Principal or one of the Persons referred in clause (i).

           "Replacement Assets" has the meaning provided in Section 4.15.

           "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided, however,
                                                            --------  -------
that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

           "Restricted Investment" means an Investment other than a Permitted Investment.

           "Restricted Note" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and
--------  -------
conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

           "Restricted Payment" has the meaning provided in Section 4.10.

           "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

           "Revolving Credit Facility" means the revolving credit portion of the Credit Agreement.

           "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

           "Senior Bank Debt" means all Obligations arising under the Credit Agreement.

           "Senior Debt" means (a) with respect to the Company, (i) Senior Bank Debt of the Company (including, without limitation, Post-Petition Interest with respect thereto), (ii) Obligations of the Company with respect to Commodity Agreements, (iii) Obligations of the Company with respect to Currency Agreements, (iv) Hedging Obligations of the Company (including, without limitation, Post-Petition Interest with respect thereto) and (v) any other Indebtedness, including, without limitation, Post-Petition Interest with respect thereto, incurred by the Company unless the instrument under which such Indebtedness is incurred expressly provides that it is pari passu with or
                                                       ----------
subordinated in right of payment to the Notes, and (b) with respect to any
Guarantor: (i) Senior Bank Debt of such Guarantor, (ii) Obligations of such Guarantor with respect to Commodity Agreements, (iii) Obligations of such Guarantor with respect to Currency Agreements, (iv) Hedging Obligations of such Guarantor (including, without limitation, Post-Petition Interest with respect thereto), (v) any Guarantee by such Guarantor of any Senior Debt of the Company and (vi) any other Indebtedness, including, without limitation, Post-Petition Interest with respect thereto, incurred by such Guarantor, unless the instrument under which such Indebtedness is incurred expressly provides that it is pari
                                                                        ----
passu with or subordinated in right of payment to the Subsidiary Guarantee of
-----
such Guarantor. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (v) any obligation of the Company or any Guarantor to, in respect of or imposed by any environ-mental, landfill, waste management or other regulatory governmental agency, statute, law or court order, (w) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor, (x) any Indebtedness of the Company or any Guarantor to any of the Company's Subsidiaries or other Affiliates, (y) any trade payables or (z) that portion of any Indebtedness that is incurred in violation of this Indenture on or before the date of this Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (z) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).

           "Senior Representative" means the Agent Bank or any other representative designated in writing to the Trustee or the holders of any class or issue of Designated Senior Debt; provided that, in the absence of a
                                    --------
representative of the type described above, any holder or holders of a majority of the principal amount outstanding of any class or issue of Designated Senior Debt may collectively act as the Senior Representative for such class or issue.

           "Significant Restricted Subsidiary" means any Restricted Subsidiary of the Company constituting a Significant Subsidiary.

           "Significant Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

           "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

           "Tax Sharing Agreement" means the tax sharing agreement, dated November 17, 1995, between Holdings and the Company.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

           "Total Assets" means total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

           "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

           "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

           "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in
Exhibit A, including, without limitation, the Exchange Notes.
---------

           "Unrestricted Subsidiary" means (A) any Wholly Owned Subsidiary of the Company designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board resolution set forth in an Officers' Certificate and delivered to the Trustee (i) that, at the time of designation,
(x) has total assets not exceeding $1,000 or (y) whose designation as such would be permitted in accordance with Section 4.10, (ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which is (a) guaranteed by the Company or any other Subsidiary (other than another Unrestricted Subsidiary) of the Company, (b) is recourse to or obligates the Company or any other Subsidiary (other than another Unrestricted Subsidiary) of the Company in any way or (c) subjects any property or asset of the Company or any other Subsidiary (other than another Unrestricted Subsidiary) of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (iii) with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Company and (iv) with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results and (B) any Subsidiary of an Unrestricted Subsidiary.

           "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

           "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

           "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

           "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which

(other than directors qualifying shares, Permitted Subsidiary Preferred Stock or Preferred Stock issued in accordance with the Fixed Charge Coverage Ratio under
Section 4.12) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.   Incorporation by Reference of TIA.
                ---------------------------------

           Whenever this Indenture refers to a provision of the TIA, that portion of such provision that is required to be incorporated for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

           "Commission" means the SEC.

           "indenture securities" means the Notes.

           "indenture security holder" means a Holder or a Noteholder.

           "indenture to be qualified" means this Indenture.

           "indenture trustee" or "institutional trustee" means the Trustee.

           "obligor" on the indenture securities means the Company or any other obligor on the Notes.

           All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.   Rules of Construction.
                ---------------------

           Unless the context otherwise requires:

           (1) a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

           (3) "or" is not exclusive;

           (4) words in the singular include the plural, and words in the plural include the singular; and

           (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01.   Form and Dating.
                ---------------

           The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and
                                      ---------
the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations,
                             ---------
legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit F hereto.
---------

           The terms and provisions contained in the Notes annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of
----------------
this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

           Notes offered and sold in reliance on Rule 144A, Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act) and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, deposited with the Trustee, as
                                       ---------
custodian for the Depository, duly executed by the Company (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C. The aggregate principal amount of the Global Notes may
             ---------
from time to time be increased or de-
creased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

           Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical
                                                       ---------       --------
Notes").
-----

           All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of
                                               --------  -------
the time periods specified in the Registration Rights Agreement to be complied with by the Company and the Guarantors have been so complied with.

SECTION 2.02.   Execution and Authentication; Aggregate
                Principal Amount.
                ---------------------------------------

           Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign, and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company, and the Guarantees for the Guarantors, by manual or facsimile signature.

           If an Officer or Assistant Secretary whose signature is on a Note or a Guarantee, as the case may be, was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

           A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of such representative of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

           The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $100,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether (subject to Section 2.01) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $130,000,000, except as provided in Sections 2.07 and 2.08.

           Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

           The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

           The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.   Registrar and Paying Agent.
                --------------------------

           The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent or Registrar without notice to any Holder.

           The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such

Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

           The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company. The office of the Paying Agent as Registrar for purposes of this Section 2.03 shall initially be at 61 Broadway, Concourse Level, New York, New York.

SECTION 2.04.   Paying Agent To Hold Assets in Trust.
                ------------------------------------

           The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.   Holder Lists.
                ------------

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA (S). 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of the applicable Record Date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.   Transfer and Exchange.
                ---------------------

           Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered
                     --------  -------
for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to Section 3.03 and paragraph 5 of the Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

           Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

SECTION 2.07.   Replacement Notes.
                -----------------

           If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note and each of the Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of the Company, the Guarantors and the Trustee, to protect the Company, the

Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

SECTION 2.08.   Outstanding Notes.
                -----------------

           Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

           If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender
  ---- ----
of such Note and replacement thereof pursuant to Section 2.07.

           If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.   Treasury Notes.
                --------------

           In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.   Temporary Notes.
                ---------------

           Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes and the Guarantors shall prepare temporary Guarantees thereon upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute, and the Trustee shall authenticate and the Guarantors shall execute Guarantees on, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

SECTION 2.11.   Cancellation.
                ------------

           The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose and deliver evidence of disposal of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that the Company has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.   Defaulted Interest.
                ------------------

           The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

           If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

           Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.   CUSIP Numbers.
                -------------

           The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation
                                      --------  -------
is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.   Deposit of Moneys.
                -----------------

           Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date,

Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be.

SECTION 2.15.   Book-Entry Provisions for Global Notes.
                --------------------------------------

           (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.
---------

           Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

           (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

           (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

           (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, the Guarantors shall execute Guarantees on and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

           (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

           (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.   Special Transfer Provisions.
                ---------------------------

           (a) Transfers to Non-QIB Institutional Accredited Investors and
               -----------------------------------------------------------
Non-U.S. Persons. The following additional provisions shall apply with respect
----------------
to the registration of any proposed transfer of a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

           (i) the Registrar shall register the transfer of any Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the
     --------  -------
     Company has held any beneficial interest in such note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y)
     (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and any legal opinions and
                                  ---------
     certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto;
                                              ---------

           (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause
     (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as the case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

           (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause
     (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

           (b)   Transfers to QIBs. The following provisions shall apply with
                 ------------------
respect to the registration of any proposed transfer of a Restricted Security to a QIB:

           (i) the Registrar shall register the transfer of any Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the
     --------  -------
     Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second an-niversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

            (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

           (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

           (c)   Restrictions on Transfer and Exchange of Global Notes.
                 -----------------------------------------------------
Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

           (d) Private Placement Legend. Upon the transfer, exchange or
               ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

           (e) General. By its acceptance of any Note bearing the Private
               -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

           The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.   Notices to Trustee.
                ------------------

           If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the aggregate principal amount of the Notes to be redeemed. Such notice must be given at least 30 days prior to the Redemption Date

(unless a shorter notice shall be satisfactory to the Trustee), but shall not be given more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.   Selection of Notes To Be Redeemed.
                ---------------------------------

           If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed as certified to the Trustee by the Company, or, in the absence of such requirements or if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of $1,000 or less shall be redeemed in part. On
--------  -------
and after the Redemption Date, interest shall cease to accrue on the Note or portions of them called for redemption; provided, further, however, that if a
                                        --------  -------  -------
partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

SECTION 3.03.   Notice of Redemption.
                --------------------

           At least 30 days but not more than 60 days before a Redemption Date, and, in the case of an Equity Proceeds Offer within 30 days following the date upon which the relevant Equity Offering is consummated, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

           (1) the Redemption Date;

           (2) the redemption price and the amount of accrued interest, if any, to be paid (the "Redemption Price");

           (3) the paragraph and subparagraph of the Notes pursuant to which the Notes are being redeemed;

           (4) the name and address of the Paying Agent;

           (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

           (6) that, unless the Company defaults in making the redemption payment, interest, if any, on Notes called for redemption shall cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

           (7) that, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

           (8) that, if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

SECTION 3.04.   Effect of Notice of Redemption.
                ------------------------------

           Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

SECTION 3.05.   Deposit of Redemption Price.
                ---------------------------

           On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

           Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.   Notes Redeemed in Part.
                ----------------------

           Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.   Payment of Notes.
                ----------------

           The Company shall pay the interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay in a timely manner the installment in full and is not prohibited from paying such money to the Holders, pursuant to the terms of this Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

           Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 4.02.   Maintenance of Office or Agency.
                -------------------------------

           The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

SECTION 4.03.   Corporate Existence.
                -------------------

           Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be
                            --------  -------
required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, shall determine that the preservation thereof is no longer reasonably necessary or desirable in the conduct of the business of the Company or any such Restricted Subsidiary.

SECTION 4.04.   Payment of Taxes and Other Claims.
                ---------------------------------

           The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however,
                                                           --------  -------
that there shall not be required to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or for which adequate reserves, to the extent required un-der GAAP, have been taken or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.05.   Maintenance of Properties and Insurance.
                ---------------------------------------

           (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Company may be reasonably necessary to the conduct of the business of the Company and its Restricted Subsidiaries; provided, however, that nothing in this Section 4.05 shall prevent
              --------  -------
the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses.

           (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

SECTION 4.06.   Compliance Certificate; Notice of Default.
                -----------------------------------------

           (a) The Company shall deliver to the Trustee, within 90 days after the end of each of the Company's fiscal years, an Officers' Certificate (signed by the principal executive officer, principal financial officer and principal accounting officer) stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

           (b) The annual financial statements delivered to the Trustee pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

           (c) So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

SECTION 4.07.   Compliance with Laws.
                --------------------

           The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.08.   Reports to Holders.
                ------------------

           (a) The Company (at its own expense) will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, if any, which the Company is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act.

           (b) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

           (c) In addition, whether or not required by the rules and regulations of the Commission, at any time after the Company files the Exchange Offer Registration Statement with the Commission, the Company will file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. The Company will also comply with the other provisions of TIA (S) 314(a).

SECTION 4.09.   Waiver of Stay, Extension or Usury Laws.
                ---------------------------------------

           The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.   Limitation on Restricted Payments.
                ---------------------------------

           The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Equity Interests, (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, (c) purchase, redeem or otherwise acquire or retire for value any Indebtedness (other than the Notes) that is subordinated to the Notes, except at final maturity, (d) make any Investments (other than Permitted Investments) (all such payments and other actions set forth in clauses (a) through (d) above being referred to as "Restricted Payments"), if, at the time of or immediately after giving effect to such Restricted Payment, (i) a Default or Event of Default has occurred and is continuing or would result therefrom; (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the date of this Indenture (including Restricted Payments permitted by the next succeeding paragraph other than pursuant to clauses (ii), (iii),
(iv), (vii), (ix) or (x) or (vi) (to the extent "key-man" life insurance policies are used to make such redemptions or repurchases in respect thereof), shall exceed the sum of (1) $5,000,000, plus (2) the sum of (x) 50% of the Consolidated Net Income of the Company (or, if such Consolidated Net Income for such period is a loss, minus 100% of such loss) earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (y) 100% of the aggregate net proceeds received by the Company (including the fair market value of property other than cash) from the issue or sale subsequent to the Issue Date of Qualified Capital Stock of the Company or of Disqualified Capital Stock or debt securities of the Company that have been converted into, or exchanged for, such Qualified Capital Stock (other than Qualified Capital Stock sold or issued to a Subsidiary of the Company), plus (3) 100% of the aggregate pro-ceeds (including the fair value of property other than cash) received by the Company as capital contributions to the Company after the date on which the Notes are originally issued, plus (4) the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from (A) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Wholly Owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries and to the extent not included in Consolidated Net Income, (B) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash and to the extent such proceeds are not included in Consolidated Net Income, the after-tax cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (C) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiary, the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

           Notwithstanding the foregoing, these provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company, or the defeasance, redemption or repurchase of subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) or out of the proceeds of a substantially concurrent cash capital contribution received by the Company; (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Refinancing Indebtedness; (iv) the making of Restricted Payments to Holdings to be used by Holdings to pay its reasonable out-of-pocket operating and administrative expenses, including directors' fees, legal and audit expenses, Commission compliance expenses and corporate franchise and other taxes; provided
                                                                        --------
that no such payments may be made to any Affiliate of Holdings; (v) the making of Investments in joint ventures that are engaged in a Permitted Business in an
                  --------------
aggregate amount not to exceed $10,000,000; (vi) the making of Restricted Payments to

Holdings of up to $2,000,000 per year or $5,000,000 in the aggregate (which amount shall be increased by the aggregate amount of (x) net cash proceeds from sales of Capital Stock of Holdings to management employees subsequent to the date of this Indenture to the extent contributed to the Company and not otherwise applied to any calculation under clause (y) of the immediately preceding paragraph to make a Restricted Payment and (y) any "key-man" insurance policies that are used to make such redemptions or repurchases), net of the cash proceeds received by the Company from subsequent reissuances of such Equity Interests to new members of management, to be used by Holdings to redeem, repurchase or retire for value any Equity Interests of Holdings held by one or more employees of Holdings or the Company or any of its Subsidiaries in connection with the termination of such employee's or employees' employment with such employer for any reason; provided that the cancellation of Indebtedness
                              --------
owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of Holdings will not be deemed to constitute a Restricted Payment under this Indenture; (vii) the making of Restricted Payments to or for the benefit of Holdings pursuant to the Tax Sharing Agreement or the Holdings Service Agreement in each case as in effect on the Issue Date; (viii) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; (ix) so long as no Default or Event of Default shall have occurred and be continuing, payments to Holdings not to exceed $100,000 in the aggregate, to enable Holdings to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; and (x) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof.

SECTION 4.11.   Limitations on Transactions with Affiliates.
                -------------------------------------------

           (a) The Company will not and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their Affiliates involving aggregate consideration in excess of $1.0 million (each an "Affiliate Transaction") other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are not materially less favorable to the Company than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company. With respect to all Affiliate Transactions involving aggregate payments equal to or in excess of $5,000,000 and less than $10,000,000, the Company or such Restricted Subsidiary, as the case may be, shall have delivered a resolution of the Board of Directors of the Company set forth in an officers' certificate to the Trustee certifying that such transaction or series of transactions complies with clause (y) above. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $10,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view from an investment bank of national standing with an expertise in underwriting non-investment grade debt securities and file the same with the Trustee.

           (b) The restrictions set forth in clause (a) shall not apply to (i) any employment agreement or stock option agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (ii) transactions between or among the Company and its Restricted Subsidiaries; (iii) transactions permitted by Section 4.10; (iv) the payment of reasonable fees to directors of the Company or its Restricted Subsidiaries; (v) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans of the Company entered into in the ordinary course of business and approved by the Board of Directors, (vi) transactions exclusively between or among the Company and/or its Wholly Owned Restricted Subsidiaries; provided that
                                                                   --------
such transactions are not otherwise prohibited by this Indenture, transactions exclusively between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment in connection with a Qualified Receivable Transaction; (vii) any agreements as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (viii) reasonable fees and related expenses paid to the Principals and their Affiliates for management, consulting and advisory services as determined in good faith by the Company's Board of Directors or senior management; (ix) payments by the Company or any of its Restricted Subsidiaries to the Principals and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement as in effect as of the Issue Date or any amendment thereto, or any transaction contemplated thereby (including pursuant to any amendment thereto) or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (x) payments or loans to employees or consultants which are approved by the Board of Directors of the Company in good faith; (xi) transactions permitted by, and complying with the provisions of Section 5.01; and (xii) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 4.12.   Limitation on Additional Indebtedness
                and Issuance of Preferred Stock.
                -------------------------------------

           The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable contingently or otherwise, with respect to, or otherwise become responsible for payment of any Indebtedness (other than Permitted Indebtedness), and the Company will not permit any of its Subsidiaries to issue any shares of Preferred Stock other than Permitted Subsidiary Preferred Stock; provided, however, that if no Default or Event of
                            --------  -------
Default shall have occurred or be continuing at the time of or as a consequence of the incurrence of such Indebtedness or issuance of Preferred Stock, the Company or any of its Restricted Subsidiaries that are Guarantors may incur Indebtedness and Restricted Subsidiaries that are Guarantors may issue shares of Preferred Stock if on the date of the incurrence of such Indebtedness or issuance of such Preferred Stock, after giving effect to the incurrence or issuance thereof, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Pre-ferred Stock is issued, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period would have been greater than 2.0 to
1.0 for Indebtedness incurred or Preferred Stock issued on or prior to July 15, 2000 and 2.25 to 1.0 thereafter.

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions
              Affecting Restricted Subsidiaries.
              -----------------------------------------------------

         The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (c) make loans or advances or pay any indebtedness owed to the Company or any of its Subsidiaries or (d) transfer any of its property or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (1) Existing Indebtedness as in effect on the date of this Indenture, (2) this Indenture, the Notes and the Guarantees, (3) applicable law, (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (5) customary nonassignment provisions in contracts entered into in the ordinary course of business, (6) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (7) any restriction or encumbrance contained in contracts for sale of assets permitted by Section 4.15 in respect of the assets being sold pursuant to such contracts, (8) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary, (9) restrictions on the transfer of assets subject to any Lien permitted under this Inden-
ture imposed by the holder of such Lien, (10) Refinancing Indebtedness; provided, however, that the provisions relating to such restrictions contained
--------  -------
in such Refinancing Indebtedness are not less favorable to the Company in any material respect as determined by the Board of Directors of the Company than the provisions relating to such restrictions contained in the agreements referred to in clause (a), (b), (c) or (d) above.

SECTION 4.14. Change of Control.
              -----------------
         (a) Upon a Change of Control, the Company will be required to make an offer to repurchase the Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

         (b) Prior to the mailing of the notice referred to in paragraph (c) below, but in any event within 30 days following any Change of Control, the Company will (i) repay in full and terminate all commitments under indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender that has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with the immediately preceding paragraph and the next paragraph shall constitute an Event of Default described in clause (3) and not in clause (2) under Section 6.01.

         (c) Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

         (1) that the Change of Control Offer is being made pursuant to Section 4.14 of this Indenture and that all Notes validly tendered and not withdrawn will be accepted for payment;

         (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

         (3) that any Note not tendered will continue to accrue interest;

         (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new
                        --------  -------
     Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

         (8) the circumstances and relevant facts regarding such Change of Control.

         (d) On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so ac-cepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

         (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Change of Control Offer by virtue thereof.

SECTION 4.15. Limitation on Asset Sales.
              -------------------------

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors, the approval shall be evidenced by a Board Resolution); (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided, however, that the amount of (A) any liabilities (as shown on the
--------  -------
Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the 75% limitation referred to in this
               --------  -------
clause (ii) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility,
(B) to invest in another business, capital expenditures or other long-term tangible assets, in each case, in the same or a similar line of business as the Company or any Subsidiary was engaged in on the date of this Indenture ("Replacement Assets") or (C) a combination of payment and investment permitted by clauses (A) and (B) above. On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) or (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of
                                                   --- ----
Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time
                                          --------  -------
any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.15. A transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary will not be deemed to be an Asset Sale.

         (b) Notwithstanding the immediately preceding paragraph (a) the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets, cash, Cash Equivalents and/or marketable securities (i.e., such securities which would be
                                          ----
converted into cash within 180 days of the acquisition thereof) and (ii) such Asset Sale is for fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting
                               --------
Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be subject to the provisions of the preceding paragraph.

         (c) Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10,000,000, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10,000,000, at which time the Company or such Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10,000,000 or more shall be deemed to be a "Net Proceeds Offer Trigger Date"). To the extent the aggregate amount of the Notes tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such deficiency for general corporate purposes. Upon completion of such offer to purchase, the Net Proceeds Offer Amount shall be reset at zero.

         (d) Subject to the deferral right set forth in the final proviso of
Section 4.15(a), each notice of a Net Proceeds Offer pursuant to this Section
4.15 shall be mailed, by first-class mail, by the Company to Holders of Notes at their last registered address not less than 30 days nor more than 60 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursu-ant to the Net Proceeds Offer and shall state the following terms:

         (1) that the Net Proceeds Offer is being made pursuant to Section 4.15 of this Indenture, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered
     --------  -------
     in a Net proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such
                                                 --- ----
     adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer periods as may be required by law;

         (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five business Days after the Trustee receives notice thereof from the Company);

         (3) that any Note not tendered will continue to accrue interest;

         (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

         (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

         (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Note surrendered; provided, however, that each Note
                                      --------  -------
     purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

         On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (d)(1) above,
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if ant, of all Notes to be purchased and
(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

         (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of this Section 4.15 by virtue thereof. The agreements governing certain outstanding Senior Debt of the Company will require that the Company and its Subsidiaries apply all proceeds from asset sales to repay in full outstanding obligations under such Senior Debt prior to the application of such proceeds to repurchase outstanding notes.

SECTION 4.16. Prohibition on Incurrence of Senior Subordinated Debt.
              -----------------------------------------------------

         Neither the Company nor any Guarantor will incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor's Guarantee and subordinate in right of payment to any Senior Debt of the Company or Guarantees by such Guarantor.

SECTION 4.17. Limitation on Liens.
              -------------------

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens of any kind against or upon any of its property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date and any extensions, renewals or replacements thereof; (B) Liens securing Senior Debt and/or Guarantor Senior Debt; (C) Liens securing the Notes and the Guarantees;
(D) Liens of the Company or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary of the Company; (E) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens do not extend
                              --------  -------
to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; and (F) Permitted Liens.

SECTION 4.18. Conduct of Business.
              -------------------

         The Company and its Subsidiaries will not engage in any businesses which are not the same, similar or related to or a reasonable extension, development or expansion of, the businesses in which the Company and its Subsidiaries are engaged on the Issue Date.

SECTION 4.19. Limitation on Issuances and Sales of Capital Stock of
              Wholly Owned Restricted Subsidiaries.
              -----------------------------------------------------

         Other than in connection with the issuance of Preferred Stock issued in accordance with the Fixed Charge Coverage Ratio under Section 4.12 and Permitted Subsidiary Preferred Stock, the Company (i) will not, and will not cause or permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capi-tal Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) unless (a) such transfer, conveyance, sale, lease or other disposition is of all of the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.15, and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.20. Guarantee of the Notes.
              ----------------------

         (a) The Company will not permit any Restricted Subsidiary to Guarantee any Indebtedness (other than (A) Indebtedness and other obligations under the Credit Agreement, (B) Permitted Indebtedness of a Restricted Subsidiary, (C) Indebtedness under any Currency Agreements or Commodity Agreements in reliance on clause (vi) of the definition of Permitted Indebtedness, (D) Hedging Obligations incurred in reliance on clause (iv) of the definition of Permitted Indebtedness, or (E) Indebtedness incurred in reliance on clause (x) of the definition of Permitted Indebtedness), unless such Restricted Subsidiary enters into or has entered into a Guarantee of the Notes in accordance with the terms of this Indenture (except if such Guarantee is a Guarantee by a Foreign Subsidiary solely of the Indebtedness of another Foreign Subsidiary).

         (b) Any such Guarantee of the Notes by a Restricted Subsidiary will be subordinated to all Guarantor Senior Debt of such Subsidiary, including any guarantee by such Restricted Subsidiary of the Company's obligations under the Credit Agreement, on substantially the same terms as the Notes are subordinated to Senior Debt of the Company. Any such Guarantee by a Restricted Subsidiary will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering such Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) release of such Restricted Subsidiary from its liability in respect of the

Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph (including any deemed release upon payment in full of all obligations under such Indebtedness); or (ii) sale or other disposition of a Restricted Subsidiary that is a Guarantor (other than to the Company or an Affiliate of the Company) permitted by this Indenture, provided that the proceeds of such sale or disposition are applied in accordance with the provisions described under Section 4.15.


                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION


SECTION 5.01. Merger, Consolidation and Sale of Assets.
              ----------------------------------------
         (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets, whether as an entirety or substantially as an entirety to any Person unless:

         (i) either (A) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or (B) the surviving person to which such sale, assignment, transfer, lease, conveyance or other disposition (x) shall have been made is a corporation, partnership or trust and validly existing under the laws of the United States, any state thereof or the District of Columbia and (y) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made and shall expressly assume, by supplemental indenture, in a form reasonably satisfactory to the Trustee all the obligations of the Company under the Notes and this Indenture and the Registration Rights Agreement;

         (ii) immediately after such transaction no Default or Event of Default exists; and

         (iii) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposi-
         tion shall have been made, will, at the time of such transaction and after giving pro forma effect thereto (including giving effect to any
                      --- -----
         Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction) as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
         Section 4.12.

                  (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of
Section 4.15) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis,
                                                                --- -----
the Company could satisfy the provisions of clause (iii) of the first paragraph of this Section 5.01. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with the following sentence of this Section 5.01. The Company or the surviving entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

SECTION 5.02. Successor Corporation Substituted.
              ---------------------------------

         Upon any consolidation, combination or merger, or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.01 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.


                                  ARTICLE SIX

                             DEFAULT AND REMEDIES


SECTION 6.01. Events of Default.
              -----------------

         Each of the following shall be an "Event of Default":

         (1) the failure to pay interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

         (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including, the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer) (whether or not such payment shall be prohibited by the provisions of this Indenture);

         (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                    (4) one or more judgments in an aggregate amount in excess of $10,000,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall have been rendered against the Company or any of its Significant Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                    (5) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary)), whether such Indebtedness now exists or is created after the Issue Date, which default either (x) is caused by a failure to pay any such Indebtedness at its stated final maturity and such failure continues for a period of 20 days or more or (y) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, in each case with respect to which the default continues for a period of 20 days, aggregates $10,000,000 or more at any one time outstanding;

                    (6) any Guarantee by a Significant Restricted Subsidiary being held in any judicial proceeding to be unenforceable or invalid or failure of any Guarantee by a Significant Restricted Subsidiary to be in full force and effect other than as permitted by the Indenture or the denial or disaffirmance by any Guarantor that is a Signifi-
     cant Restricted Subsidiary of its obligations under its Guarantee;

         (7) the Company or any Significant Restricted Subsidiary of the Company
     (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; and

         (8) a court of competent jurisdiction enters a judgment, decree or order or relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Restricted Subsidiary, (B) appoint a Custodian of the Company or any such Significant Restricted Subsidiary or for substantially all of its property or (C) order the winding up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

SECTION 6.02. Acceleration.
              ------------

         (a) If any Event of Default occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable immediately;
provided, however, that so long as the Credit Agreement shall be in effect, if
--------  -------
an Event of Default shall have occurred and be continuing (other than an Event of Default specified in Section 6.01(7) or (8) above with respect to the Company), any such acceleration shall not be effective until the earlier of (x) five business days following delivery of a notice of acceleration specifying the respective Event of Default and stating that it is a "notice of acceleration" to the Agent Bank under the Credit Agreement (but if only such Event of Default is then continuing) and (y) the acceleration of any Indebtedness under the Credit Agreement. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         (b) If an Event of Default specified in Section 6.01(7) or (8) occurs and is continuing with respect to the Company, all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any
      ---- -----
declaration or other act on the part of the Trustee or any Holder.

         (c) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences
(i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest, if any, that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest, if any, and overdue principal that has become due otherwise than by such declaration of acceleration has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (vi), (vii) and (viii) in the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.
              --------------

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an

Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.
              -----------------------

         Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the aggregate principal amount of or interest, if any, on any Notes as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05. Control by Majority.
              -------------------

         Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee, in its discretion, that is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.
              -------------------

         A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (1) the Holder gives to the Trustee notice of a continuing Event of Default;

         (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (3) such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be in-curred in compliance with such request which is satisfactory to the Trustee;

         (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and

         (5) during such 45-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.
              ------------------------------------

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.
              --------------------------

         If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.
              --------------------------------

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.
              ----------

         If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under Sections 6.09 and 7.07;

         Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

         Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

         Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.
              ---------------------

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.


                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01. Duties of Trustee.
              -----------------

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

         (b)  Except during the continuance of a Default or an Event of Default:

         (1) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certifi-
         cates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.  Rights of Trustee.
               -----------------

           Subject to Section 7.01:

           (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.05 and 13.06. The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate, or an Opinion of Counsel or advice of counsel.

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

           (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers.

           (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this

     Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

           (g) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

           (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03.  Individual Rights of Trustee.
               ----------------------------

           The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Restricted or Unrestricted Subsidiary, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.
               --------------------

           The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Default.
               -----------------

           If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in the payment of interest or principal of, premium or interest on, any Note, including an accelerated payment and the failure to make pay-ment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its Board of Directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Sections 6.01(1) or 6.01(2); or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.06.  Reports by Trustee to Holders.
               -----------------------------

           Within 60 days after May 15 of each year beginning with May 15, 1998, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

           A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

           The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and if the Notes are so listed, the Trustee shall comply with TIA (S) 313(d).

SECTION 7.07.  Compensation and Indemnity.
               --------------------------

           The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as may be agreed upon by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

           The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in
             --------
writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not
                                   --------  -------
be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

           To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.
               ----------------------

           The Trustee may resign by so notifying the Company in writing at least 10 days in advance. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

           (1) the Trustee fails to comply with Section 7.10;

           (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

           (3) a receiver or other public officer takes charge of the Trustee or its property; or

           (4) the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, Etc.
               --------------------------------

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that
                                                        --------  -------
such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.  Eligibility; Disqualification.
               -----------------------------

        This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from
                            --------  -------
the operation of TIA (S) 310(b)(1) any indenture or indentures under which other notes, or certificates of interest or participation in other notes, of the Company are outstanding, if the requirements for such exclusion set forth in TIA
(S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company and any other obligor of the Notes.

SECTION 7.11.  Preferential Collection of
               Claims Against the Company.
               --------------------------

        The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of

TIA (S) 311 shall apply to the Company and any other obligor of the Notes.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01.  Termination of the Company's Obligations.
               ----------------------------------------
           The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid sums payable by it hereunder, or if:

          (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been
                                --------
     irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, interest with respect to the Notes and, provided, further, that from and after the time of deposit, the money
     --------  -------
     deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

           (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

           (d) the Company shall have paid all other sums payable by it hereunder; and

           (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

           Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of
Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

           After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02.  Legal Defeasance and Covenant Defeasance.
               ----------------------------------------

           (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or
(c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

           (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter,

"Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

           (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.11 through 4.20 and Article Five hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph
(c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(3), 6.01(4), 6.01(5) and 6.01(6) shall not constitute Events of Default.

SECTION 8.03.  Conditions to Legal Defeasance
               or Covenant Defeasance.
               ------------------------------

           The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

           (a) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amount as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

           (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

           (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness all or a portion of which will be used to defease the Notes concurrently with such incurrence) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

           (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

           (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or others;

           (g) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

           (h) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holder of Senior Debt, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

SECTION 8.04.  Application of Trust Money.
               --------------------------

           The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S.

Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

           Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.  Repayment to the Company.
               ------------------------

           Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the
                                                            --------
Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holder entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.  Reinstatement.
               -------------

           If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of interest on or
       --------
principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01.  Without Consent of Holders.
               --------------------------

           The Company and the Guarantors, when authorized by a Board Resolution and the Trustee, together, may amend or supplement this Indenture or the Notes without the consent of any Holders:

           (1) to cure any ambiguity, defect or inconsistency, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect;

           (2) to comply with Article Five;

           (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

           (4) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

           (5) to make any other change that would provide any additional benefit or rights to the Holders or that does not adversely affect in any material respect the rights of any Noteholders hereunder;

           (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities; or

           (7) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Holders hereunder;

provided, however, that the Company has delivered to the Trustee an Opinion of
--------  -------
Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.
               -----------------------

           (a) Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

           (1) reduce the amount of Notes whose Holders must consent to an amendment;

           (2) reduce the rate of or change or have the effect of changing the time for payment of interest, if any, including defaulted interest, on any Notes;

           (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

           (4) make any Notes payable in money other than that stated in the Notes;

           (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal and interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

           (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

           (7) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner that adversely affects the Holders; or

           (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

           (b) Without the consent of at least 80% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), no waiver or amendment to this Indenture may make any change in the provisions described above under Section 4.14 if such change would adversely affect the rights of any Holder of Notes. Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement this Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

           It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Compliance with TIA.
               -------------------

           Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.
               ---------------------------------

           Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

           The Company may, but shall not be obligated to, fix such record date as it may select for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 9.05.  Notation on or Exchange of Notes.
               --------------------------------

           If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.06.  Trustee To Sign Amendments, Etc.
               -------------------------------

           The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute
--------  -------
any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.


                                   ARTICLE TEN

                             SUBORDINATION OF NOTES


SECTION 10.01.  Notes Subordinated to Senior Debt.
                ---------------------------------

           The Company covenants and agrees, and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.02.  No Payment on Notes in
                Certain Circumstances.
                ---------------------

           (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of or regularly accruing fees with respect to any Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provi-sions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

           (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

           Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due
           --------
shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 10.03.  Payment Over of Proceeds
                upon Dissolution, Etc.
                ------------------------

           (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise (except that Holders of Notes may receive securities of the Company that are unsecured and subordinated at least to the same extent as the Notes to Senior Debt as provided in the Indenture, do not have a maturity any shorter than the security which it is replacing and will not cause the Notes to be treated in any case or proceeding as part of the same class of claims as the Senior Debt or any class of claims pari passu with, or senior to, the Senior
                                       ---- -----
Debt for any payment or distribution). Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

           (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

           (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 10.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

           (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

SECTION 10.04. Payments May Be Paid Prior
               to Dissolution.
               --------------------------

           Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in Section 10.07 (provided that, notwithstanding
                                                  --------
the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 10.05.  Subrogation.
                -----------

           Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 10.06.  Obligations of the Company
                Unconditional.
                --------------------------

           Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 10.07.  Notice to Trustee.
                -----------------

           The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust officer shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge by a Trust officer to the contrary) that no such facts exist.

           In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

SECTION 10.08.  Reliance on Judicial Order or
                Certificate of Liquidating Agent.
                --------------------------------

           Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09.  Trustee's Relation to Senior Debt.
                ---------------------------------

           The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

           With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

           Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10.  Subordination Rights Not Impaired
                by Acts or Omissions of the Company
                or Holders of Senior Debt.
                -----------------------------------

           No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

           Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.11.  Noteholders Authorize Trustee To
                Effectuate Subordination of Notes.
                ---------------------------------

           Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

           If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12.  This Article Ten Not To
                Prevent Events of Default.
                -------------------------

           The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13.  Trustee's Compensation
                Not Prejudiced.
                ----------------------

           Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                ARTICLE ELEVEN

                                   GUARANTEE


SECTION 11.01.  Unconditional Guarantee.
                -----------------------

           Each Guarantor hereby unconditionally, jointly and severally, guarantees, subject to Article Twelve, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and
(ii) above, to the limitations set forth in Section 11.05. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02.  Subordination of Guarantee.
                --------------------------

           The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Article Twelve.

SECTION 11.03.  Severability.
                ------------

           In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.04.  Release of a Guarantor.
                ----------------------

           Upon (i) the release by the lenders under the Credit Agreement, related documents and future refinancings thereof of all guarantees of a Guarantor and all Liens on the property or assets of said Guarantor relating to such Indebtedness or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, such Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under the Credit Agreement and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Company or the Guarantor shall also terminate upon such release, sale or transfer.

           The Trustee shall execute an appropriate instrument delivered by the Company evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.04. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article Eleven.

SECTION 11.05.  Limitation of
                Guarantor's Liability.
                -------------------------

           Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Debt of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.07, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.06.  Guarantors May Consolidate, etc., on
                Certain Terms.
                ------------------------------------

           (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

           (b) Except as set forth in Article Four and Article Five hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guar-
antor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor) or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided, however, that, subject to Sections 11.04 and 11.06(a), (i)
            --------  -------
immediately after such transaction and giving effect thereto, such transaction does not (a) violate any covenants set forth herein or (b) result in a Default or Event of Default under this Indenture that is continuing, (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee and in compliance with Section 9.06, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property, and (iii) in the event that such Guarantor is not the surviving corporation in the merger, such surviving corporation shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

SECTION 11.07.  Contribution.
                -------------

           In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each
                      --------
Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts including, without limitation, Guarantor Senior Debt (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 11.08.  Waiver of Subrogation.
                ----------------------

           Until all Obligations are paid in full each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the provisions of Section 11.02, Article Ten and Article Twelve, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contemplation of such benefits.

SECTION 11.09.  Execution of Guarantee.
                -----------------------

           To evidence their guarantee to the Holders set forth in this Article Eleven, the Guarantors hereby agree to execute the Guarantees in substantially the form included in Exhibit F, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantees may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantees, and in case any such officer who shall have signed the Guarantees shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantees had not ceased to be such officer of the Guarantor

SECTION 11.10.  Waiver of Stay, Extension
                or Usury Laws.
                -------------------------

           Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE TWELVE

                    SUBORDINATION OF GUARANTEE OBLIGATIONS
                    --------------------------------------

SECTION 12.01.  Guarantee Obligations Subordinated
                to Guarantor Senior Debt.
                ----------------------------------

           Each Guarantor covenants and agrees, and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Guarantees shall be issued subject to the provisions of this Article Twelve; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes pursuant to the Guarantees by any Guarantor shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Guarantor Senior Debt of such Guarantor; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt, and that each holder of Guarantor Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Indenture, the Notes and the Guarantees.

SECTION 12.02.  No Payment on Notes in Certain
                Circumstances.
                ------------------------------

           (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of or regularly accruing fees with respect to any Guarantor Senior Debt of any Guarantor, no payment of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither such Guarantor nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

           (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Guarantors and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

           Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; pro-
           ----
vided that all Guarantor Senior Debt thereafter due or declared to be due shall
-----
first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Guarantees.

SECTION 12.03.  Payment Over of Proceeds
                upon Dissolution, Etc.
                ------------------------

           (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise (except that Holders of Notes may receive securities of the Guarantor that are unsecured and subordinated at least to the same extent as the Notes to Guarantor Senior Debt as provided in the Indenture, do not have a maturity any shorter than the security which it is replacing and will not cause the Notes to be treated in any case or proceeding as part of the same class of claims as the Guarantor Senior Debt or any class of claims pari
                                                                         ----
passu with, or senior to, the Guarantor Senior Debt for any payment or
-----
distribution). Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such

Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

           (b) To the extent any payment of such Guarantor Senior Debt (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, such Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

           (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 12.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of such Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

           (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Section 11.06 hereof and as long as permitted under the terms of the Guarantor Senior Debt of such Guarantor shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other cor-poration shall, as a part of such consolidation, merger, conveyance or transfer, assume such Guarantor's obligations hereunder in accordance with Section 11.06 hereof.

SECTION 12.04.  Payments May Be Paid Prior
                to Dissolution.
                --------------------------

           Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments in respect of its Guarantee, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments in respect of the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 12.02(a) or in Section 12.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 12.02(a) and Section 12.03). A Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

SECTION 12.05.  Subrogation.
                ------------

           Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of a Guarantor, the Holders of the Guarantee of such Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Guarantor Senior Debt, on the other hand.

SECTION 12.06.  Obligations of the Guarantors
                Unconditional.
                -----------------------------

           (a) Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes or the Guarantees is intended to or shall impair, as among the Guarantors, its creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

SECTION 12.07.  Notice to Trustee.
                ------------------

           The Guarantors shall give prompt written notice to the Trustee of any fact known to the Guarantors which would prohibit the making of any payment to or by the Trustee in respect of the Notes and the Guarantees pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust officer shall have received notice in writing from the Guarantors, or from a holder of Guarantor Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

           In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

SECTION 12.08.  Reliance on Judicial Order or
                Certificate of Liquidating Agent.
                ---------------------------------

           Upon any payment or distribution of assets of the Guarantors referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Indebtedness of the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.09.  Trustee's Relation to Guarantor
                Senior Debt.
                -------------------------------

           The Trustee and any agent of the Guarantors or the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

           With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt.

           Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 12.10.  Subordination Rights Not Impaired by
                Acts or Omissions of the Guarantors
                or Holders of Guarantor Senior Debt.
                ------------------------------------

           No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantors or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantors with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

           Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

SECTION 12.11.  Noteholders Authorize Trustee To
                Effectuate Subordination of Guarantee
                Obligations.
                -------------------------------------

           Each Holder of the Notes and the Guarantees by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

           If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.12.  This Article Twelve Not To
                Prevent Events of Default.
                --------------------------

           The failure to make a payment in respect of the Guarantees by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

SECTION 12.13.  Trustee's Compensation
                Not Prejudiced.
                ----------------------

           Nothing in this Article Twelve will apply to amounts due to the Trustee pursuant to other sections in this Indenture.


                               ARTICLE THIRTEEN

                                 MISCELLANEOUS


SECTION 13.01.  TIA Controls.
                -------------

           If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 13.02.  Notices.
                --------

           Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by reputable overnight delivery service, or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

           if to the Company or any Guarantor:

           CAMBRIDGE INDUSTRIES, INC.
           555 Horace Brown Drive
           Madison Heights, Michigan  48071
           Attention:  Chief Financial Officer

           with a copy to:

           Jaffe, Raitt, Heuer & Weiss
           One Woodward Avenue
           Suite 2400
           Detroit, Michigan  48226
           Attention:  Peter Sugar, Esq.

           if to the Trustee:

           STATE STREET BANK AND TRUST COMPANY
           225 Asylum Street
           Hartford, CT  06115
           Attention:  Corporate Trust Department

           The Company, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; one (1) business day after mailing by reputable overnight courier, and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other
                Holders
                ------------------------------------

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
(S) 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions
                Precedent.
                ----------------------------------------

          Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.
                ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer's Certificate required by Section 4.06, shall include:

           (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.
                -----------------------------------------

           The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Legal Holidays.
                --------------

           A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.  Governing Law.
                -------------

           THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

SECTION 13.09.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

           This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  No Recourse Against Others.
                --------------------------

           A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantors or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 13.11.  Successors.
                ----------

           All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.  Duplicate Originals.
                -------------------

           All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.  Severability.
                ------------

           In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14.  Independence of Covenants.
                -------------------------

           All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES


           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                 CAMBRIDGE INDUSTRIES, INC., as Issuer


                                 By: /signature appears here/
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 CE AUTOMOTIVE TRIM SYSTEMS, INC., as Guarantor


                                 By: /signature appears here/
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 STATE STREET BANK AND TRUST COMPANY, as Trustee


                                 By: /signature appears here/
                                    -------------------------------------------
                                    Name:
                                    Title: